NEWS RELEASE
November 3, 2014
Contact:  Mac McConnell
Senior Vice President, Finance & CFO
713-996-4700
www.dxpe.com

DXP ENTERPRISES ANNOUNCES 2014 THIRD QUARTER RESULTS

Houston, TX, -- November 3, 2014 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announces results for its third quarter ended September 30, 2014.  The following are results for the three months ended September 30, 2014 compared to the three months ended September 30, 2013.  A reconciliation of the Non-GAAP Financial Measures is at the end of this press release.

DXP Enterprises 2014 third quarter financial highlights:

•
Sales were $387.1 million for the third quarter of 2014, compared to $329.7 million for the third quarter of 2013, an increase of 17.4%.  Organic sales increased $11 million or 3.33%, and acquisitions positively impacted sales by $46.4 million.

•	Gross profit was $113.4 million, or 29.3% of sales, for the third quarter of 2014, compared to $97.1 million, or 29.5% of sales, for the third quarter of 2013.

•	Selling, general & administrative (SG&A) expenses were $81.6 million, or 21.1% of sales, for the third quarter of 2014, compared to $70.2 million, or 21.3% of sales, for the third quarter of 2013.

•
EBITDA (earnings before interest, taxes, depreciation and amortization) was $39.8 million for the current quarter, compared to $32.6 million for the third quarter of 2013, an increase of 22.1%.  EBITDA as a percentage of sales was 10.3% in 2014 and 9.9% in 2013

•	Operating income was $31.8 million for the current quarter, compared to $26.9 million for the third quarter of 2013. Operating profit as a percentage of sales was 8.2% in 2014 and 2013.

•	Net income of $17.6 million for the current quarter was up 7.9% compared to $16.4 million, for the third quarter of 2013.

•
Earnings per diluted share for the third quarter of 2014 were $1.14 per share, based on 15.5 million diluted shares, compared to $1.07 per share in the third quarter of 2013, based on 15.3 million diluted shares.

David R. Little, Chairman and Chief Executive Officer remarked, “Thanks to solid execution by our employees, DXP posted strong results for its third quarter of 2014.  The DXP team continues to improve throughout the year and execute well in an inconsistent market environment.  We continue to see progress at Natpro and B27.  We have improved operating income margins, delivered better-than-expected earnings and generated strong cash flow for the third quarter.  We experienced 17% year-over-year sales growth, a year-high 8% operating income margin and 7% year-over-year diluted earnings per share growth.

During the third quarter, we continued to have strong organic growth within Supply Chain Services, slight organic growth in Service Centers and a small decline in Innovative Pumping Solutions.  Profitable growth remains a primary focus, including M&A opportunities and organic initiatives, as we position DXP to deliver and drive increased shareholder value.

As we close out the year and begin planning for 2015, we remain mindful of the challenging macroeconomic environment including the impact of lower oil prices on our markets; nevertheless, our focus more on oil & gas production activity, on our other end markets, our diverse product and service offering, our terrific team of DXPeople and our ability to produce free cash flow, all give us confidence in the bright long-term prospects for DXP.”

Mac McConnell, Chief Financial Officer added, “We are pleased at our continued year-over year and sequential organic sales and earnings growth.  We experienced significant improvements in our cash flow generation, producing over $39 million in free cash flow (cash flow from operating activities less capital expenditures) for the third quarter and over $54 million year-to-date.  Our leverage ratio under our credit facility at September 30, 2014 was 2.9:1 and subsequent to the quarter we have continued to deleverage the business.  We are pleased with the progress we have made from the first quarter of this year.”

NEWS RELEASE
November 3, 2014
Contact: Mac McConnell
Senior Vice President, Finance & CFO
713-996-4700
www.dxpe.com

We will host a conference call regarding 2014 third quarter results on the Company’s website (www.dxpe.com) today, Monday, November 3, 2014 at 4:00 P.M. Central time.  Web participants are encouraged to go to the Company’s website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.  The online archived replay will be available immediately after the conference call at www.dxpe.com and at www.viavid.net.

DXP Enterprises 2014 third quarter business segment results:

•	Service Centers revenue was up 9.7% year over year with a 11.5% operating income margin. Organic revenue was up 2.5% year over year.

•	Innovative Pumping Solutions revenue was up 45.0% year over year with a 16.9% operating income margin. Organic revenue was down 3.5% year over year.

•	Supply Chain Services revenue was up 20.2% year over year with a 8.6% operating margin.

About DXP Enterprises, Inc.

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada and Mexico.  DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer driven, creating competitive advantages for our customers.  DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services.  For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking.  Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company.  These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes.  For more information, review the Company’s filings with the Securities and Exchange Commission.

NEWS RELEASE
November 3, 2014
Contact: Mac McConnell
Senior Vice President, Finance & CFO
713-996-4700
www.dxpe.com

DXP ENTERPRISES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(in thousands, except per share amounts) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Sales	$ 387,053	$ 329,719	$ 1,117,160	$ 927,758
Cost of sales	273,644	232,598	790,998	650,015
Gross profit	113,409	97,121	326,162	277,743
Selling, general and administrative expense	81,605	70,223	243,798	204,876
Operating income	31,804	26,898	82,364	72,867
Other expense (income), net	10	(38)	1	(16)
Interest expense	3,295	1,614	9,868	4,930
Income before income taxes	28,499	25,322	72,495	67,953
Provision for income taxes	10,856	8,970	27,695	24,620
Net income	$ 17,643	$ 16,352	$ 44,800	$ 43,333

Diluted earnings per share	$ 1.14	$ 1.07	$ 2.88	$ 2.84
Weighted average common shares and common equivalent shares outstanding	15,496	15,284	15,536	15,270

NEWS RELEASE
November 3, 2014
Contact: Mac McConnell
Senior Vice President, Finance & CFO
713-996-4700
www.dxpe.com

SEGMENT DATA (in thousands)
	Three Months ended September 30,				Nine Months ended September 30,
	Service Centers	IPS	SCS	Total	Service Centers	IPS	SCS	Total
2014
Sales	$ 255,041	$ 88,614	$ 43,398	$ 387,053	$ 735,104	$ 259,070	$ 122,986	$ 1,117,160
Operating income for reportable segments	$ 29,444	$ 14,979	$ 3,721	$ 48,144	$ 79,355	$ 40,328	$ 10,424	$ 130,107

2013
Sales	$ 232,529	$ 61,094	$ 36,096	$ 329,719	$ 660,552	$ 155,572	$ 111,634	$ 927,758
Operating income for reportable segments	$ 27,557	$ 9,059	$ 3,202	$ 39,818	$ 75,976	$ 24,267	$ 9,550	$ 109,793

Unaudited Reconciliation of Non-GAAP Financial Information

The following table is a reconciliation of EBITDA**, a non-GAAP financial measure, to income before income taxes, calculated and reported in accordance with U.S. GAAP (in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Income before income taxes	$ 28,499	$ 25,322	$ 72,495	$ 67,953
Plus interest expense	3,295	1,614	9,868	4,930
Plus depreciation and amortization	7,993	5,663	23,293	16,155
EBITDA*	$ 39,787	$ 32,599	$ 105,656	$ 89,038
*EBITDA - earnings before interest, taxes, depreciation and amortization